FORM 8-K

Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE 91-1506719

(State or other jurisdiction of (IRS Employer I.D. No.)

incorporation or organization)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Item 8.01 Other Events

SEATTLE, WASHINGTON . . . February 11, 2005 . . . Washington State Ferries ("WSF") announced today that Todd Pacific Shipyards Corporation (a wholly owned subsidiary of Todd Shipyards Corporation, NYSE:TOD)  is the only shipyard in the competition to build four new auto ferries for the State of Washington that met all of the pre-qualification requirements to develop a proposal for the detailed design and construction of the four vessels.  Because only Todd was selected as a pre-qualified shipyard, WSF must ask the Washington State Legislature to allow for a contract award based on a negotiated contract with price incentives.

(c) Exhibits

99 - Todd Shipyards Press Release dated February 11, 2005.

99 - Washington State Ferries Press Release dated February 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2005.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel